Exhibit (4.5)

                           EDISON CONTROL CORPORATION

                       NONQUALIFIED STOCK OPTION AGREEMENT


             EDISON CONTROL CORPORATION, a New Jersey corporation (the "Company"), hereby grants to David Edwards ("Optionee"), in consideration for services to be provided, an option to purchase a total of 876 shares (the "Shares") of Common Stock of the Company, at the price determined as provided herein.

             1. Nature of the Option. This Option is a non-qualified option and is not intended to qualify for incentive stock option special tax benefits to Optionee.

             2. Exercise Price. The exercise price is $3.00 for each share of Common Stock.

             3. Exercise of Option. Subject to Section 6 hereof, this Option shall be exercisable during its term as follows:

             (i) Right to Exercise. The Options granted hereunder shall vest and become exercisable on the first anniversary of the date of this Agreement.

             (ii) Method of Exercise. This Option shall be exercisable from time to time by written notice which shall state the number of Shares in respect of which this Option is being exercised, and which shall contain or be accompanied by such other representations and agreements as to the holder's investment intent with respect to such Shares of Common Stock as may reasonably be required by the Company. Such written notice shall be signed by Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

             No Shares will be issued pursuant to the exercise of this Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed.

             (iii) Number of Shares Exercisable. Each exercise of an Option hereunder shall reduce, pro tanto, the total number of Shares that may thereafter be purchased under such Option.

             4. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended ("Securities Act"), at the time this Option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit A.

             5. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof:

             (i)  cash or certified check; or

             (ii) if authorized by the Board, surrender to the Company of other shares of common stock of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which this Option is being exercised. The fair market value of the shares so surrendered shall be determined by the Board in its sole discretion; provided, however, that where there is a public market for the common stock, the value per Share shall be the mean of the bid and asked prices of the common stock on the last business day prior to the date of exercise, as reported on the date of exercise in The Wall Street Journal (or, if not so reported, as otherwise reported in the National Association of Securities Dealers Automated Quotation (NASDAQ) System) or, in the event the common stock is listed on a stock exchange, the value per Share shall be the mean of the highest and lowest sales price of the common stock on such exchange on the last business day prior to the date of exercise, as reported in The Wall Street Journal.

             6. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

             7. Termination of Status as an Employee. If Optionee's employment is terminated by the Company for Cause at any time, Options granted hereunder (both unvested Options and vested but unexercised Options) shall immediately terminate. If Optionee's employment is terminated by the Company at any time for a reason other than for Cause, Options granted herewith (both invested Options and vested, but unexercised Options) shall be immediately exercisable for a period of three (3) months from the date of termination of employment. If Optionee voluntarily terminates his employment with the Company at any time, unvested Options shall immediately terminate and vested Options shall be immediately exercisable for a period of three (3) months from the date of termination of employment.

             For purposes of this Agreement, a termination shall be for Cause only if the Board of Directors of the Company shall determine that any one or more of the following has occurred:

             (i) the commission by the Optionee of a felony, fraud, embezzlement or an act of serious criminal moral turpitude; or

             (ii) the Optionee shall have committed a material breach of any one or more of the management policies and directives of the Company and such breach shall have continued in effect for a period of thirty (30) days after written notice to the Optionee specifying such breach in reasonable detail.

             8.   Disability of Optionee.  Notwithstanding the provision of
   Section 7 above, if Optionee is unable to continue his employment with the Company as a result of his permanent and total disability (as defined in Section 22(e)(3) of the Code), he may, but only within three (3) months from the date of termination of employment or consulting relationship, exercise his Option to the extent he was entitled to exercise it at the date of such termination. To the extent that he was not entitled to exercise this Option at such date, or if he does not exercise it within the time specified herein, this Option shall terminate.

             9. Death of Optionee. Upon the death of Optionee, this Option shall terminate and be of no further effect, except that if Optionee's death occurs during the term of this Option and at the time of his death, Optionee was an Employee of the Company and had been in continuous status as an Employee since the date of grant of the Option, this Option may be exercised, at any time within three (3) months following the date of Optionee's death, by Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only as to the number of Shares subject to this Option as to which the right to exercise had accrued to the Optionee at the date of death.

             10. Non-Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs and successors of Optionee.

             11. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option.

             12. Registration. This Company shall register the shares on a registration statement on Form S-8 within one year of the date hereof.

   DATE OF GRANT:   June 21, 1996

                                      EDISON CONTROL CORPORATION
                                      a New Jersey corporation



                                      By: /s/ Mary E. McCormack
                                      Name:  Mary E. McCormack
                                      Title:  President


   Agreed to this 21st day of June, 1996.



   By: /s/ David Edwards

                                    EXHIBIT A

                       INVESTMENT REPRESENTATION STATEMENT


   PURCHASER :

   SELLER         :    EDISON CONTROL CORPORATION

   COMPANY        :    EDISON CONTROL CORPORATION

   SECURITY       :    COMMON STOCK

   AMOUNT         :

   DATE      :

             In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Seller and to the Company, the following:

             (a) I am aware of the Company's business affairs and financial condition, and have acquired all such information about the Company as I deem necessary and appropriate to enable me to reach an informed and knowledgeable decision to acquire the Securities. I am purchasing these Securities for my own account for investment and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended ("Securities Act").

             (b) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein.

             (c) I further understand that the Securities may not be sold publicly and must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from registration is available. I am able, without impairing my financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss on my investment. I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

             (d) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the availability of certain public information about the Company; (2) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934) and the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

             (e) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such person and their respective brokers who participate in such transactions do so at their own risk.

                                 Signature of Purchaser:



                                 _________________________________
                                 Date:______________________, 19__